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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): September 8, 1999


                        NovaCare Employee Services, Inc.
             (Exact name of registrant as specified in its charter)


       Delaware                      000-23343                  23-2866146
    (State or other                 (Commission               (IRS Employer
    Jurisdiction of                 File Number)           Identification No.)
    Incorporation)





       Valley Forge Corporate Center
            2621 Van Buren Avenue
          Norristown, Pennsylvania                                19403
   (Address of principal executive offices)                     (Zip Code)



       Registrant's telephone number, including area code: (610) 650-4700




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Item 5.  Other Events.

         On September 8, 1999, NovaCare Employee Services, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Plato Holdings, Inc., a Delaware corporation ("Parent"), and New Plato Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub agreed to commence a cash tender offer (the "Offer") to acquire any and all shares of the issued and outstanding common stock, $.01 par value ("Common Stock" or "Shares"), of the Company, for $2.50 per share, net to the seller in cash (the "Offer Price"). Parent is a newly organized corporation formed in connection with the Offer and all of the outstanding capital stock of Parent is owned by Plato Holdings, LLC, a Delaware limited liability company ("Plato LLC"). Plato LLC is a newly organized limited liability company formed in connection with the Offer. Plato LLC's equity interests currently are owned approximately: 26.9% by Fidelity Ventures Limited; 13.5% by Fidelity Investors II Limited Partnership; 6.75% by The P/A Fund III, L.P.; 33.37% by APA Excelsior V, L.P.; 0.28% by The Patricof Private Investment Club II, L.P.; and 19.2% by AFLAC Incorporated.

         Subsequent to Parent or Merger Sub accepting for payment and paying for that number of Shares which, when added to any Shares owned beneficially by Parent or Merger Sub, would constitute a majority of the Shares outstanding on a fully diluted basis (the "Minimum Condition"), in accordance with applicable law and subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company becoming a wholly owned subsidiary of Parent (the "Merger"). Upon the consummation of the Merger, each share of Common Stock outstanding immediately prior to the Merger (other than Shares owned by Parent or Merger Sub or shares held by stockholders who properly perfect their
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dissenters' rights under the Delaware General Corporation Law (the "DGCL")) will be converted into the right to receive the Offer Price.

         The Merger Agreement provides that, upon the purchase by Merger Sub or Parent or any subsidiary of Parent of a majority of the Shares and from time to time thereafter, Parent will be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company (the "Company Board") so that the percentage of Parent's designees on the Company Board equals the percentage of outstanding Shares beneficially owned by Merger Sub, Parent and their affiliates. The Company will take all action necessary to cause such persons designated by Parent to be appointed or elected to the Company Board and to secure resignations of such number of its incumbent directors as is necessary to enable Parent's designees to be so elected or appointed.

         Consummation of the Merger is conditioned upon, among other things, (i) the approval and adoption of the Merger Agreement by the holders of a majority of the outstanding Shares of the Company, if required by applicable law, and
(ii) the approval of the holders of a majority of the outstanding shares of common stock, $.01 par value, of NovaCare, Inc., a Delaware corporation and principal stockholder of the Company ("NovaCare"), which such approval occurred on September 21, 1999.

         Under the DGCL and pursuant to the Company's Certificate of Incorporation, the affirmative vote of the holders of a majority of the outstanding Shares is the only vote of any class or series of the Company's capital stock that would be necessary to approve the Merger Agreement at a meeting of the Company's stockholders. If Merger Sub purchases a majority of the outstanding Shares in the Offer (which will be the case if the Minimum Condition is satisfied and the other conditions to the Offer are satisfied or waived), Merger Sub will be able to effect
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the Merger without the affirmative vote of any other stockholder. Pursuant to the Merger Agreement, Parent and Merger Sub have agreed to vote the Shares acquired by them pursuant to the Offer in favor of the Merger.

         Under Section 253 of the DGCL, if a corporation owns at least 90% of the outstanding shares of each class of a subsidiary corporation, the corporation holding such stock may merge such subsidiary into itself, or itself into such subsidiary, without any action or vote on the part of the board of directors or the stockholders of such other corporation (a "short-form merger"). In the event that Merger Sub acquires in the aggregate at least 90% of the outstanding Shares pursuant to the Offer or otherwise, then, at the election of Parent, a short-form merger could be effected without any further approval of the Company Board or the stockholders of the Company.

         Even if Merger Sub does not own 90% of the outstanding Shares following consummation of the Offer, Parent or Purchaser could seek to (a) purchase additional Shares in the open market or otherwise in order to reach the 90% threshold and employ a short-form merger or (b) exercise its option to purchase newly issued Shares pursuant to the Short Form Merger Option Agreement, dated as of September 8, 1999, among Parent, Merger Sub and the Company (the "Short Form Merger Option Agreement"). It is the Company's understanding that Parent presently intends to effect a short-form merger, if permitted to do so under the DGCL, pursuant to which Merger Sub will be merged with and into the Company.

         In connection with the Merger Agreement, Parent, Merger Sub and the Company have entered into the Short Form Merger Option Agreement, pursuant to which the Company granted to Merger Sub an irrevocable option to purchase from the Company, at the Offer Price, newly issued Shares in an amount equal to the number of Shares (up to a maximum of 19.9% of
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the number of Shares outstanding) that, when added to the number of Shares owned by Merger Sub and its affiliates immediately following consummation of the Offer, constitutes 90% of the Shares then outstanding on a fully diluted basis (giving effect to the issuance of such Shares). The option is exercisable at any time after the acceptance for payment by Merger Sub of Shares in the Offer. For a more detailed description of the short-form merger, reference is made to the Short Form Merger Option Agreement included as Exhibit 2(b) to this Current Report on Form 8-K.

         The Offer and the Merger are also subject to various other conditions, including the Minimum Condition being satisfied, the receipt of all necessary consents and approvals from the Company's and NovaCare's lenders, and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable. Subject to satisfaction of these conditions and others, and assuming the Company will be able to effectuate a short-form merger, it is expected that the Merger will be consummated sometime in mid to late October 1999.

         For a more detailed description of the Merger and the Merger Agreement, reference is made to the Merger Agreement included as Exhibit 2(a) to this Current Report on Form 8-K.

Item 7.  Financial Statements, Pro Forma
         Financial Information and Exhibits.

                  (c)      Exhibits:

                  The exhibits required to be filed as part of this Current Report on Form 8-K are listed in the attached Index to Exhibits.
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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               NOVACARE EMPLOYEE SERVICES, INC.



                               By /s/ Loren J. Hulber
                                  --------------------------------------------
                                  Name:  Loren J. Hulber
                                  Title: President and Chief Executive Officer

Dated:  September 22, 1999
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                                INDEX TO EXHIBITS



Exhibit                                                                    Page
Number                                  Description                       Number
------                                  -----------                       ------
2(a) Agreement and Plan of Merger dated as of September 8, 1999.

2(b)              Short Form Merger Option Agreement dated as of
                  September 8, 1999.

99                Press release dated September 9, 1999.